GCP Applied Technologies Reports Third Quarter 2016 Results

•Net sales down 12.1%; Net Sales, Constant Currency excluding Venezuela* down 0.7%
•Net income of $21.3 million; Adjusted EBIT Margin excluding Venezuela* up 40 bps
•Diluted EPS of $0.30; Adjusted EPS* of $0.35

•	Year-to-date net cash provided by operating activities of $73.0 million

•	Updating 2016 financial guidance

Cambridge, MA - November 9, 2016 - GCP Applied Technologies Inc. (NYSE: GCP) today announced third quarter 2016 results.

Total GCP Applied Technologies
($ Millions)

	3Q 2016	3Q 2015	% Change
Net sales	$342.5	$389.7	(12.1)%
Net income attributable to GCP shareholders	$21.3	$(15.3)	NM
Adjusted EBIT*	$55.5	$77.6	(28.5)%
Adjusted EBIT Margin*	16.2%	19.9%	(370) bps

Net Sales, Constant Currency excluding Venezuela*	$345.7	$348.2	(0.7)%
Adjusted EBIT excluding Venezuela*	$54.6	$54.8	(0.4)%
Adjusted EBIT Margin excluding Venezuela*	16.1%	15.7%	40 bps

“In the third quarter, we delivered strong margins and cash flow while generating stable earnings compared to the prior year quarter excluding the impact of Venezuela. Revenues were impacted by declines in Europe, which were magnified by geopolitical events in the U.K. and Turkey, and a slow start to the quarter in North America," said President and Chief Executive Officer Gregory E. Poling. "By focusing on factors in our control, we delivered an improvement in Adjusted EBIT Margin excluding Venezuela due to increased price, continued productivity and lower raw materials costs. Our year-to-date Adjusted EBIT, excluding Venezuela, increased 11.9% to $164.6 million."

Third Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	3Q 2016	3Q 2015	% Change
Net sales	$162.8	$201.9	(19.4)%
Gross margin	38.2%	39.3%	(110) bps
Segment operating income	$23.2	$37.2	(37.6)%
Segment operating margin	14.3%	18.4%	(410) bps

Net Sales, Constant Currency excluding Venezuela*	$164.2	$169.0	(2.8)%
Adjusted Gross Margin excluding Venezuela*	38.3%	35.0%	330 bps
Adjusted EBIT excluding Venezuela*	$22.8	$18.0	26.7%
Adjusted EBIT Margin excluding Venezuela*	14.2%	10.7%	350 bps

•
Net sales decreased 19.4% primarily due to the impact of the currency devaluation in Venezuela in the third quarter of 2015; Net Sales, Constant Currency, excluding Venezuela were down approximately 3% on lower volume primarily as a result of declining revenue in Europe and soft demand in North America

•
Segment operating income decreased 37.6% primarily due to the impact of the Venezuela currency devaluation; Adjusted EBIT excluding Venezuela grew 26.7% due to improved margins and lower selling and administrative expenses

•	Adjusted Gross Margin excluding Venezuela improved due to favorable price, productivity and raw material deflation; Adjusted EBIT Margin excluding Venezuela expanded 350 basis points to 14.2%

Specialty Building Materials
($ Millions)

	3Q 2016	3Q 2015	% Change
Net sales	$100.6	$102.0	(1.4)%
Net Sales, Constant Currency*	$102.1	$102.0	0.1%
Gross margin	46.5%	45.3%	120 bps
Segment operating income	$25.6	$26.7	(4.1)%
Segment operating margin	25.4%	26.2%	(80) bps

•
Net sales decreased 1.4% as pricing gains were offset by lower volume due to project timing and unfavorable currency translation; Net Sales, Constant Currency were flat as growth of approximately 8.5% in North America was offset by declines in Europe and Asia Pacific

•	Segment operating income decreased 4.1% due to higher selling and administrative expenses

•	Gross margin increased due to higher pricing, raw material deflation and productivity gains

Darex Packaging Technologies
($ Millions)

	3Q 2016	3Q 2015	% Change
Net sales	$79.1	$85.8	(7.8)%
Gross margin	34.6%	37.5%	(290) bps
Segment operating income	$15.9	$20.9	(23.9)%
Segment operating margin	20.1%	24.4%	(430) bps

Net Sales, Constant Currency excluding Venezuela*	$79.4	$77.2	2.8%
Adjusted Gross Margin excluding Venezuela*	34.4%	35.1%	(70) bps
Adjusted EBIT excluding Venezuela*	$15.2	$16.4	(7.3)%
Adjusted EBIT Margin excluding Venezuela*	19.6%	21.2%	(160) bps

•
Net sales decreased 7.8% primarily due to the impact of the currency devaluation in Venezuela in the third quarter of 2015; Net Sales, Constant Currency, excluding Venezuela grew 2.8% marking the second consecutive quarter of growth

•
Segment operating income decreased 23.9% largely due to the effects of the Venezuela currency devaluation and other unfavorable currency translation; Adjusted EBIT excluding Venezuela decreased 7.3% on lower price and higher expenses, offsetting benefits from raw material deflation and productivity

•
Gross margin and segment operating margin decreased as a result of the devaluation of local currency in Venezuela, other unfavorable currency translation and lower pricing and product mix, partially offset by lower raw material cost and gains from productivity

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

Restructuring and Repositioning Expenses
Restructuring expenses were $0.4 million for the third quarter of 2016. Repositioning expenses associated with the separation from W.R. Grace & Co. were $5.3 million for third quarter of 2016, consisting primarily of professional services and new employee transition costs.

Interest Expense
Prior to the February 3, 2016 separation GCP raised $800 million of debt. This resulted in net interest expense of $17.6 million for the third quarter of 2016 compared with $0.6 million for the prior year quarter. On August 25, 2016, GCP refinanced its term loan with a reduced interest rate margin and incurred $1.2 million of related third-party financing costs that are included in interest expense for the third quarter of 2016.

Income Taxes
The effective tax rate for the nine months ended September 30, 2016 was 29.8% compared to the effective tax rate of 67.3% for the year ended December 31, 2015. The primary difference in the rate relates to a 2015 nondeductible Venezuela charge and a 2015 repatriation of foreign earnings, increasing the 2015 effective tax rate by 19.7 percentage points and 15.9 percentage points, respectively. The early adoption of new accounting guidance on stock-based compensation reduced the effective tax rate for the nine months ended September 30, 2016 by 1.9 percentage points, or $1.9 million.

Full Year 2016 Outlook1
Due to lower sales in the third quarter, the company is updating its financial guidance for full year 2016 as follows:

	Prior	Current
Net Sales, Constant Currency	Growth of 4% to 6%	Growth of 1% to 3%
Adjusted EBIT	$210 to $225 million	$210 to $218 million
Adjusted EPS	$1.38 to $1.55[2]	$1.38 to $1.45
Adjusted Free Cash Flow	Approximately $100 million	Approximately $100 million

12016 GCP guidance figures assume Q3 2015 FX rates carried forward into the guidance period.
2 Assumes 70.7 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its third quarter 2016 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through November 16, 2016. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10094188. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales excluding Venezuela, Net Sales, Constant Currency excluding Venezuela, Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBIT Margin, Adjusted EBIT Margin excluding Venezuela, Gross margin excluding Venezuela, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual events to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness; developments affecting GCP’s funded and unfunded pension obligations; legal and environmental proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the separation from W.R. Grace & Co.; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; costs of compliance with environmental regulation; and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available on the Internet at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Net sales	$342.5	$389.7	$1,022.9	$1,086.1
Cost of goods sold	206.5	245.8	617.3	688.0
Gross profit	136.0	143.9	405.6	398.1
Selling, general and administrative expenses	75.0	72.9	220.4	217.5
Research and development expenses	5.9	5.6	17.1	16.8
Interest expense and related financing costs	18.8	0.3	49.0	1.1
Interest expense, net - related party	—	0.3	—	0.7
Repositioning expenses	5.3	—	14.3	—
Restructuring expenses	0.4	2.3	1.4	9.9
Loss in Venezuela	—	59.6	—	59.6
Other (income) expense, net	(0.5)	1.1	3.3	1.3
Total costs and expenses	104.9	142.1	305.5	306.9
Income before income taxes	31.1	1.8	100.1	91.2
Provision for income taxes	(9.6)	(16.8)	(29.8)	(58.2)
Net income (loss)	21.5	(15.0)	70.3	33.0
Less: net income attributable to noncontrolling interests	(0.2)	(0.3)	(0.9)	(0.6)
Net income (loss) attributable to GCP shareholders	$21.3	$(15.3)	$69.4	$32.4
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Net income (loss) attributable to GCP shareholders	$0.30	$(0.22)	$0.98	$0.46
Weighted average number of basic shares	71.0	70.5	70.8	70.5
Diluted earnings per share:
Net income (loss) attributable to GCP shareholders	$0.30	$(0.22)	$0.97	$0.46
Weighted average number of diluted shares	72.2	70.5	71.6	70.5

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	September 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$148.5	$98.6
Trade accounts receivable, less allowance of $5.9 (2015—$6.2)	244.0	203.6
Inventories	117.3	105.3
Other current assets	47.0	38.9
Total Current Assets	556.8	446.4
Properties and equipment, net	226.1	197.1
Goodwill	107.6	102.5
Technology and other intangible assets, net	34.8	33.3
Deferred income taxes	83.1	17.6
Overfunded defined benefit pension plans	24.4	26.1
Other assets	28.2	10.1
Total Assets	$1,061.0	$833.1
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$23.2	$25.7
Accounts payable	118.1	109.0
Loans payable - related party	—	42.3
Other current liabilities	133.0	125.5
Total Current Liabilities	274.3	302.5
Debt payable after one year	783.4	—
Deferred income taxes	9.1	8.7
Unrecognized tax benefits	11.6	5.2
Underfunded and unfunded defined benefit pension plans	82.8	34.0
Other liabilities	18.2	8.6
Total Liabilities	1,179.4	359.0
Commitments and Contingencies - Note 7
Stockholders' (Deficit) Equity
Net parent investment	—	598.3
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,030,386	0.7	—
Accumulated earnings	3.6	—
Accumulated other comprehensive loss	(124.8)	(127.7)
Treasury stock	(1.8)	—
Total GCP's Shareholders' (Deficit) Equity	(122.3)	470.6
Noncontrolling interests	3.9	3.5
Total Stockholders' (Deficit) Equity	(118.4)	474.1
Total Liabilities and Stockholders' (Deficit) Equity	$1,061.0	$833.1

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
(In millions)	2016	2015
OPERATING ACTIVITIES
Net income	$70.3	$33.0
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	27.0	24.4
Amortization of debt discount and financing costs	2.0	—
Stock-based compensation expense	5.0	2.8
Gain on termination and curtailment of pension and other postretirement plans	(2.6)	—
Currency and other losses in Venezuela	4.2	73.2
Deferred income taxes	2.2	(7.3)
Excess tax benefits from stock-based compensation	—	(2.8)
Loss on disposal of property and equipment	0.5	3.9
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(37.0)	(51.7)
Inventories	(10.9)	(13.2)
Accounts payable	9.4	17.1
Pension assets and liabilities, net	3.4	(0.6)
Other assets and liabilities, net	(0.5)	23.1
Net cash provided by operating activities	73.0	101.9
INVESTING ACTIVITIES
Capital expenditures	(33.3)	(26.2)
Receipt of payment on loan from related party	—	40.0
Other investing activities	0.5	0.4
Net cash (used in) provided by investing activities	(32.8)	14.2
FINANCING ACTIVITIES
Borrowings under credit arrangements	294.3	27.6
Repayments under credit arrangements	(30.7)	(41.0)
Borrowings under related party loans	—	2.1
Repayments under related party loans	—	(5.9)
Proceeds from issuance of bonds	525.0	—
Cash paid for debt financing costs	(18.2)	—
Share repurchase under GCP 2016 Stock Incentive Plan	(1.8)	—
Proceeds from exercise of stock options	3.8	—
Excess tax benefits from stock-based compensation	—	2.8
Noncontrolling interest dividend	(0.7)	—
Transfers to parent, net	(764.6)	(69.6)
Net cash provided by (used in) financing activities	7.1	(84.0)
Effect of currency exchange rate changes on cash and cash equivalents	2.6	(53.1)
Increase (decrease) in cash and cash equivalents	49.9	(21.0)
Cash and cash equivalents, beginning of period	98.6	120.9
Cash and cash equivalents, end of period	$148.5	$99.9

Analysis of Operations
The Company has set forth in the table below GCP's key operating statistics with percentage changes for the third quarter and nine months compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Net Sales excluding Venezuela; Net Sales, Constant Currency excluding Venezuela; Adjusted EBIT excluding Venezuela; Adjusted EBIT Margin excluding Venezuela; and Adjusted Gross Margin excluding Venezuela mean GCP’s combined results or respective segment results excluding the financial results of its Venezuela operations. These are non-GAAP measures and should be reviewed in conjunction with the related GAAP measures. GCP uses these non-GAAP measures to assess its operating results independent of the impacts of extreme hyperinflation and geopolitical factors. Management believes that providing these metrics may allow investors to better analyze and compare GCP’s results of operations with peer companies whose operations may not be impacted by the economic challenges facing Venezuela.
Adjusted EBIT (a non-GAAP financial measure) means net income attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and investments; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; and certain other items that are not representative of underlying trends. Adjusted EBIT Margin means Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure) means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

Adjusted Earnings Per Share (a non-GAAP financial measure) means earnings per share ("EPS") on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
Adjusted Gross Profit (a non-GAAP financial measure) means gross profit adjusted for pension-related costs and loss in Venezuela included in cost of goods sold. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations. We note that the devaluation loss in Venezuela results primarily from geopolitical factors.
Adjusted Free Cash Flow (a non-GAAP financial measure) means net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; taxes paid for repositioning; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted EPS, Adjusted EBIT Return on Invested Capital, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT Margin, Adjusted EBIT Margin excluding Venezuela and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Net sales:
Specialty Construction Chemicals	$162.8	$201.9	(19.4)%	$466.6	$534.2	(12.7)%
Specialty Building Materials	100.6	102.0	(1.4)%	318.5	297.6	7.0%
Darex Packaging Technologies	79.1	85.8	(7.8)%	237.8	254.3	(6.5)%
Total GCP net sales	$342.5	$389.7	(12.1)%	$1,022.9	$1,086.1	(5.8)%
Net sales by region:
North America	$143.8	$141.6	1.6%	$427.9	$401.2	6.7%
Europe Middle East Africa (EMEA)	79.5	88.9	(10.6)%	249.3	260.7	(4.4)%
Asia Pacific	81.9	83.3	(1.7)%	242.6	248.6	(2.4)%
Latin America	37.3	75.9	(50.9)%	103.1	175.6	(41.3)%
Total net sales by region	$342.5	$389.7	(12.1)%	$1,022.9	$1,086.1	(5.8)%

Net Sales excluding Venezuela:
Specialty Construction Chemicals	160.9	169.0	(4.8)%	461.3	480.8	(4.1)%
Specialty Building Materials	100.6	102.0	(1.4)%	318.5	297.6	7.0%
Darex Packaging Technologies	77.6	77.2	0.5%	233.8	239.1	(2.2)%
Total GCP Net Sales excluding Venezuela (non-GAAP)	$339.1	$348.2	(2.6)%	$1,013.6	$1,017.5	(0.4)%

Net Sales, Constant Currency excluding Venezuela:
Specialty Construction Chemicals	$164.2	169.0	(2.8)%	481.0	480.8	—%
Specialty Building Materials	102.1	102.0	0.1%	323.8	297.6	8.8%
Darex Packaging Technologies	79.4	77.2	2.8%	242.5	239.1	1.4%
Total GCP Net Sales, Constant Currency excluding Venezuela (non-GAAP)	$345.7	$348.2	(0.7)%	$1,047.3	$1,017.5	2.9%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$23.2	$37.2	(37.6)%	$53.7	$66.9	(19.7)%
Specialty Building Materials segment operating income	25.6	26.7	(4.1)%	88.9	73.3	21.3%
Darex Packaging Technologies segment operating income	15.9	20.9	(23.9)%	51.2	56.0	(8.6)%
Corporate costs(B)	(7.1)	(5.9)	(20.3)%	(23.2)	(16.5)	(40.6)%
Certain pension costs(C)	(2.1)	(1.3)	(61.5)%	(6.3)	(3.8)	(65.8)%
Adjusted EBIT (non-GAAP)	$55.5	$77.6	(28.5)%	$164.3	$175.9	(6.6)%
Currency and other financial losses in Venezuela	—	(73.2)	NM	—	(73.2)	NM
Repositioning expenses	(5.3)	—	NM	(14.3)	—	NM
Restructuring expenses	(0.4)	(2.3)	82.6%	(1.4)	(9.9)	85.9%
Pension MTM adjustment and other related costs, net	—	—	NM	(2.7)	(0.5)	NM
Gain on termination and curtailment of pension and other postretirement plans	0.2	—	NM	2.6	—	NM
Third-party acquisition-related costs	(0.3)	—	NM	(0.3)	—	NM
Other financing costs	(1.2)	—	NM	(1.2)	—	NM
Interest expense, net	(17.6)	(0.6)	NM	(47.8)	(1.7)	NM
Provision for income taxes	(9.6)	(16.8)	42.9%	(29.8)	(58.2)	48.8%
Net income attributable to GCP shareholders (GAAP)	$21.3	$(15.3)	NM	$69.4	$32.4	114.2%
Diluted EPS (GAAP)	$0.30	$(0.22)	NM	$0.97	$0.46	110.9%
Adjusted EPS (non-GAAP)	$0.35			$1.12

Adjusted EBIT excluding Venezuela:
Specialty Construction Chemicals segment operating income excluding Venezuela	$22.8	$18.0	26.7%	$52.5	$40.4	30.0%
Specialty Building Materials segment operating income excluding Venezuela	25.6	26.7	(4.1)%	88.9	73.3	21.3%
Darex Packaging Technologies segment operating income excluding Venezuela	15.2	16.4	(7.3)%	49.4	51.3	(3.7)%
Corporate costs(B)	(6.9)	(5.0)	(38.0)%	(19.9)	(14.1)	(41.1)%
Certain pension costs(C)	(2.1)	(1.3)	(61.5)%	(6.3)	(3.8)	(65.8)%
Adjusted EBIT excluding Venezuela (non-GAAP)	$54.6	$54.8	(0.4)%	$164.6	$147.1	11.9%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$62.2	$79.3	(21.6)%	$171.6	$190.0	(9.7)%
Specialty Building Materials	46.8	46.2	1.3%	149.7	133.2	12.4%
Darex Packaging Technologies	27.4	32.2	(14.9)%	85.7	89.5	(4.2)%
Adjusted Gross Profit (non-GAAP)	136.4	157.7	(13.5)%	407.0	412.7	(1.4)%
Loss in Venezuela in cost of goods sold	—	(13.7)	NM	—	(13.7)	NM
Pension costs in cost of goods sold	(0.4)	(0.1)	NM	(1.4)	(0.9)	(55.6)%
Total GCP Gross Profit (GAAP)	136.0	143.9	(5.5)%	405.6	398.1	1.9%

Gross Margin:
Specialty Construction Chemicals	38.2%	39.3%	(1.1) pts	36.8%	35.6%	1.2 pts
Specialty Building Materials	46.5%	45.3%	1.2 pts	47.0%	44.8%	2.2 pts
Darex Packaging Technologies	34.6%	37.5%	(2.9) pts	36.0%	35.2%	0.8 pts
Adjusted Gross Margin (non-GAAP)	39.8%	40.5%	(0.7) pts	39.8%	38.0%	1.8 pts
Loss in Venezuela in cost of goods sold	—%	(3.5)%	NM	—%	(1.3)%	NM
Pension costs in cost of goods sold	(0.1)%	—%	NM	(0.1)%	(0.1)%	0.0 pts
Total GCP Gross Margin (GAAP)	39.7%	37.0%	2.7 pts	39.7%	36.6%	3.1 pts

Adjusted Gross Profit excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	$61.6	$59.2	4.1%	$169.3	$161.5	4.8%
Specialty Building Materials excluding Venezuela	46.8	46.2	1.3%	149.7	133.2	12.4%
Darex Packaging Technologies excluding Venezuela	26.7	27.1	(1.5)%	83.5	83.4	0.1%
Adjusted Gross Profit excluding Venezuela (non-GAAP)	135.1	132.5	2.0%	402.5	378.1	6.5%
Pension costs in cost of goods sold	(0.4)	(0.1)	NM	(1.4)	(0.9)	(55.6)%
Total GCP Adjusted Gross Profit excluding Venezuela (non-GAAP)	134.7	132.4	1.7%	401.1	377.2	6.3%

Adjusted Gross Margin excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	38.3%	35.0%	3.3 pts	36.7%	33.6%	3.1 pts
Specialty Building Materials excluding Venezuela	46.5%	45.3%	1.2 pts	47.0%	44.8%	2.2 pts
Darex Packaging Technologies excluding Venezuela	34.4%	35.1%	(0.7) pts	35.7%	34.9%	0.8 pts
Adjusted Gross Margin excluding Venezuela (non-GAAP)	39.8%	38.1%	1.7 pts	39.7%	37.2%	2.5 pts
Pension costs in cost of goods sold	(0.1)%	—%	NM	(0.1)%	(0.1)%	0.0 pts
Total GCP Adjusted Gross Margin excluding Venezuela (non-GAAP)	39.7%	38.0%	1.7 pts	39.6%	37.1%	2.5 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures(A)(B)(C):
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$23.2	$37.2	(37.6)%	$53.7	$66.9	(19.7)%
Specialty Building Materials segment operating income	25.6	26.7	(4.1)%	88.9	73.3	21.3%
Darex Packaging Technologies segment operating income	15.9	20.9	(23.9)%	51.2	56.0	(8.6)%
Corporate and certain pension costs	(9.2)	(7.2)	(27.8)%	(29.5)	(20.3)	(45.3)%
Total GCP Adjusted EBIT (non-GAAP)	55.5	77.6	(28.5)%	164.3	175.9	(6.6)%

Depreciation and amortization:
Specialty Construction Chemicals	$5.1	$4.6	10.9%	$15.0	$13.8	8.7%
Specialty Building Materials	2.4	1.9	26.3%	6.9	5.9	16.9%
Darex Packaging Technologies	1.6	1.3	23.1%	4.8	3.8	26.3%
Corporate	—	0.2	NM	0.3	0.9	(66.7)%
Total GCP	9.1	8.0	13.8%	27.0	24.4	10.7%

Adjusted EBITDA:
Specialty Construction Chemicals	$28.3	$41.8	(32.3)%	$68.7	$80.7	(14.9)%
Specialty Building Materials	28.0	28.6	(2.1)%	95.8	79.2	21.0%
Darex Packaging Technologies	17.5	22.2	(21.2)%	56.0	59.8	(6.4)%
Corporate and certain pension costs	(9.2)	(7.0)	(31.4)%	(29.2)	(19.4)	(50.5)%
Total GCP Adjusted EBITDA (non-GAAP)	64.6	85.6	(24.5)%	191.3	200.3	(4.5)%

Adjusted EBIT Margin:
Specialty Construction Chemicals	14.3%	18.4%	(4.1) pts	11.5%	12.5%	(1.0) pts
Specialty Building Materials	25.4%	26.2%	(0.8) pts	27.9%	24.6%	3.3 pts
Darex Packaging Technologies	20.1%	24.4%	(4.3) pts	21.5%	22.0%	(0.5) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	16.2%	19.9%	(3.7) pts	16.1%	16.2%	(0.1) pts

Adjusted EBITDA Margin:
Specialty Construction Chemicals	17.4%	20.7%	(3.3) pts	14.7%	15.1%	(0.4) pts
Specialty Building Materials	27.8%	28.0%	(0.2) pts	30.1%	26.6%	3.5 pts
Darex Packaging Technologies	22.1%	25.9%	(3.8) pts	23.5%	23.5%	0.0 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	18.9%	22.0%	(3.1) pts	18.7%	18.4%	0.3 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Nine Months Ended September 30,
	2016	2015
Cash flow measure:
Net cash provided by operating activities	$73.0	$101.9
Capital expenditures	(33.3)	(26.2)
Free Cash Flow (non-GAAP)	39.7	75.7
Cash paid for repositioning	14.7	—
Cash paid for restructuring	2.8	7.9
Capital expenditures related to repositioning	5.7	—
Cash taxes related to repositioning and restructuring	6.9	—
Accelerated pension plan contributions	1.0	—
Adjusted Free Cash Flow (non-GAAP)	$70.8	$83.6

(In millions)	Four Quarters Ended
	September 30, 2016	September 30, 2015
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$215.1	$225.9
Invested Capital:
Trade accounts receivable	244.0	234.4
Inventories	117.3	114.2
Accounts payable	(118.1)	(117.5)
	243.2	231.1
Other current assets (excluding income taxes and related party loans receivable)	42.7	30.4
Properties and equipment, net	226.1	187.1
Goodwill	107.6	102.8
Technology and other intangible assets, net	34.8	34.2
Other assets (excluding capitalized financing fees)	23.7	8.8
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(107.2)	(101.4)
Other liabilities (excluding other postretirement benefits liability)	(18.2)	(8.2)
Total invested capital	$552.7	$484.8
Adjusted EBIT Return On Invested Capital (non-GAAP)	38.9%	46.6%

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)	Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. SCC, SBM, and Darex segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses.

NM - Not meaningful

GCP Applied Technologies Inc. Venezuela Financial Performance (unaudited)

Venezuela Financial Performance for the Three Months Ended September 30, 2016
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net sales	$1.9	$1.5	$—	$3.4
Adjusted Gross Profit	0.6	0.7	—	1.3
Adjusted EBIT	0.4	0.7	(0.2)	0.9

Venezuela Financial Performance for the Three Months Ended September 30, 2015 (1)
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net sales	$32.9	$8.6	$—	$41.5
Adjusted Gross Profit	20.1	5.1	—	25.2
Adjusted EBIT	19.2	4.5	(0.9)	22.8

Three Months Ended September 30, 2016 versus Three Months Ended September 30, 2015 - Change (%)
	SCC	Darex	Corporate	Total Venezuela
Net sales	(94.2)%	(82.6)%	NM	(91.8)%
Adjusted Gross Profit	(97.0)%	(86.3)%	NM	(94.8)%
Adjusted EBIT	(97.9)%	(84.4)%	(77.8)%	(96.1)%

Venezuela Financial Performance for the Nine Months Ended September 30, 2016
($ in millions)	SCC	Darex	Corporate	Total VZ
Net sales	$5.3	$4.0	$—	$9.3
Adjusted Gross Profit	2.3	2.2	—	4.5
Adjusted EBIT	1.2	1.8	(3.3)	(0.3)

Venezuela Financial Performance for the Nine Months Ended September 30, 2015 (1)
($ in millions)	SCC	Darex	Corporate	Total VZ
Net sales	$53.4	$15.2	$—	$68.6
Adjusted Gross Profit	28.5	6.1	—	34.6
Adjusted EBIT	26.5	4.7	(2.4)	28.8

Nine Months Ended September 30, 2016 versus Nine Months Ended September 30, 2015 - Change (%)
	SCC	Darex	Corporate	Total VZ
Net sales	(90.1)%	(73.7)%	NM	(86.4)%
Adjusted Gross Profit	(91.9)%	(63.9)%	NM	(87.0)%
Adjusted EBIT	(95.5)%	(61.7)%	37.5%	(101.0)%
__________________________

(1)
In the tables above for the three and nine months ended September 30, 2015, Venezuela's Adjusted Gross Profit excludes the $13.7 million loss in Venezuela included in cost of goods sold and Adjusted EBIT excludes the $73.2 million currency and other financial losses in Venezuela incurred as a result of the currency devaluation in the third quarter of 2015.

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three months ended September 30, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.30
Repositioning expenses	$5.3	$2.1	$3.2	0.04
Restructuring expenses	0.4	0.1	0.3	—
Gain on termination and curtailment of pension and other postretirement plans	(0.2)	—	(0.2)	—
Third-party acquisition-related costs	0.3	0.1	0.2	—
Other financing costs	1.2	0.5	0.7	0.01
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	0.2	(0.2)	—
Adjusted EPS (non-GAAP)				$0.35

	Nine months ended September 30, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.97
Repositioning expenses	$14.3	$5.3	$9.0	0.13
Restructuring expenses	1.4	0.3	1.1	0.02
Gain on termination and curtailment of pension and other postretirement plans	(2.6)	(0.7)	(1.9)	(0.03)
Pension MTM adjustment and other related costs, net	2.7	0.9	1.8	0.03
Third-party acquisition-related costs	0.3	0.1	0.2	—
Other financing costs	1.2	0.5	0.7	0.01
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	0.4	(0.4)	(0.01)
Adjusted EPS (non-GAAP)				$1.12